UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 3, 2020
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of Principal Executive Offices)		(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submissions of Matters to a Vote of Security Holders.

On June 3, 2020, Chegg, Inc. (the “Registrant”) held its 2020 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

To elect three Class I directors, to serve until the third annual meeting of stockholders following the Meeting and until their successor has been elected and qualified or until their earlier resignation or removal:

Nominee	For	Withheld	Broker Non-Votes
Reneé Budig	99,826,230	2,814,930	9,488,484
Dan Rosensweig	97,203,162	5,437,998	9,488,484
Ted Schlein	93,246,734	9,394,426	9,488,484

To approve, on a non-binding advisory basis, the compensation paid by the Registrant to the named executive officers for the year ended December 31, 2019:

For	Against	Abstain	Broker Non-Votes
98,897,440	3,609,760	133,960	9,488,484

To ratify the appointment of Deloitte & Touche LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2020:

For		Against	Abstain	Broker Non-Votes
111,450,588	578,682.00	578,682	100,374	—

The directors named under Proposal No. 1 were elected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: June 3, 2020